SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (Date of earliest event reported)
                                 July 27, 1998

                             ----------------------

                          US INDUSTRIAL SERVICES, INC.
             (Exact name of registrant as specified in its Charter)


                         Commission File Number 0-22388

          DELAWARE                                       99-0273889
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No)


                                 54 Stiles Road
                                 Salem, NH 03079
                    (Address of principal executive offices)

                                 (603) 890-3680
                           (Issuer's telephone number)


(Former name,former address and former fiscal year if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On August 17, 1998, the registrant, US Industrial Services, Inc. ("the Company") announced that certain of its debt holders have converted debt totaling $18.9 million into 6,295,858 of the Company's common stock. USIS Acquisition LLC, a Delaware limited libility company ("UALC"), headed by Albert V. Furman III, converted its $17.9 million debt position on July 27, 1998, which it purchased from American Eco Corporation ("AEC"), on July 24, 1998. The conversion price was $3.38 per share, based upon 85% of the average five days' closing price prior to the conversion. On July 14, 1998 AEC converted $1.0 million of its outstanding debt position under the existing note for 1,000,000 shares of the Company's common stock pursuant to a stock agreement dated February 2, 1996. The completion of the debt to equity conversion was dependent on the completion of the Company's 1 for 10 Reverse Stock Split and Reincorporation which was approved by the shareholders on May 4, 1998 and effective June 22, 1998 in order that the Company had sufficient authorized shares of common stock to effect the issuance of the shares. See the report on Form 8-K dated June 19, 1998 filed by the Company for additional information. As of July 27, 1998, subsequent to the debt conversions, the Company had issued and outstanding shares of common stock totaling 8,757,678 of which AEC was the beneficial owner of 1,880,000 shares which constituted 21.5% of the issued and outstanding shares and UALC was the beneficial owner of 5,295,858 shares which constituted 60.4% of the issued and outstanding shares.

In consideration for the $17.9 million comvertible note, UALC paid to AEC $5.0 million on July 24, 1998 from its working capital and issued a $12.9 million note to AEC, bearing interest at 10%, payable on January 29, 1999. The note is secured by a Stock Pledge Agreement granting AEC a security interest in all of the Company's Common Stock (the "Collateral") owned by UALC. Upon a default under the Stock Pledge Agreement, AEC would have certain rights with respect to the Collateral including the right to exercise creditor's remedies generally as well as the right to transfer the Collateral into AEC's name or that of its nominee and the right to forclose upon and sell the Collateral at a public or private sale at which AEC may purchase the Collateral. Upon an Event of Default, AEC has the right to take shareholder action by written consent, until the termination of the Stock Pledge Agreement according to its terms. A copy of the Promissory Note and Stock Plegde Agreement between UALC and AEC are attached as exhibits to Schedule 13-D filed by UALC on August 5, 1998.

The principal occupation of the sole manager of UALC, Albert V. Furman III, has been Director and Chairman of the Investment Committee of Texas Heritage Bancorp of Round Rock Texas since 1993. The sole member of UALC is Artic Circle, Ltd., a BVI Corporation ("Artic Circle"). Mr. Furman is the sole officer and sole director of Artic Circle, and none of Artic Circle's shareholders have voting control.

Concurrent with the debt conversions, Albert V. Furman III became Chairman of the Board and Chief Executive Officer. Mr. Furman has replaced Frank J. Fradella who resigned on July 21, 1998 from the positions of Chairman of the Board and Chief Executive Officer of the Company to assume the responsibilities of President and Director of AEC. The Company also announced the appointment of C. Thomas Mulligan as Vice President, Chief Financial Officer, Secretary and General Counsel on August 4, 1998. Prior to joining the Company Mr. Mulligan specialized in environmental litigation at the law firm of Dehay & Elliston LLP. Mr. Mulligan has replaced J. Drennan Lowell who served as Vice President, Chief Financial Officer, Treasurer and Secretary. There have been no other changes in directors or executive officers of the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       Exhibit
       Number       Description
       -------      -----------

         99.1 Press Release issued by the registrant on August 17, 1999 announcing conversion of debt and the appointment of executive positions.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  US INDUSTRIAL SERVICES, INC.


Dated: August 17, 1998                By: /s/ C. Thomas Mulligan
                                      ----------------------
                                      C. Thomas Mulligan
                                      Chief Financial Officer and
                                      General Counsel.




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                          US INDUSTRIAL SERVICES, INC.

                                 EXHIBIT INDEX


         Exhibit           Description                                      Page
         -------           -----------                                      ----

         Exhibit 99.1     Press Release issued  by the  registrant on
                          August 17, 1998 announcing conversion of debt
                          and the appointment of executive positions........  5



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